EXHIBIT 24

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints the General Counsel or the Chief Financial Officer of the Company, acting severally, as his or her attorney-in-fact and agent, to sign any amendment to any one or more registration statements on Form S-8 deregistering all of the remaining shares of the Common Stock of The Dow Chemical Company previously registered for any one or more of the following plans: The Dow Chemical Company 1996-97 Employees' Stock Purchase Plan; 1994-95 Petrodow Employees' Stock Purchase Plan; 1995-96 Petrodow Employees' Stock Purchase Plan; 1996-97 Petrodow Employees' Stock Purchase Plan; 1997-98 Petrodow Employees' Stock Purchase Plan; Dow Michigan Division 1992 Award Plan; Texas Division Profit Enhancing Program Award; 1993 Texas Division Profit Enhancing Program Award; and FilmTec Corporation 1977 Stock Option Plan;
and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE             TITLE                 DATE

A. A. ALLEMANG _      Director and          July 9, 1998
A. A. Allemang        Vice President

J.   K. BARTON        Director              July 9, 1998
J. K. Barton

D. T. BUZZELLI        Director              July 9, 1998
D. T. Buzzelli

A. J. CARBONE         Director and          July 9, 1998
A. J. Carbone         Executive Vice
                      President

F.   P. CORSON        Director and          July 9, 1998
F. P. Corson          Vice President

J.   C. DANFORTH_     Director              July 9, 1998
J. C. Danforth


SIGNATURE             TITLE                 DATE

W.   D. DAVIS         Director              July 9, 1998
W. D. Davis

M.   L. DOW           Director              July 9, 1998
M. L. Dow

J.   L. DOWNEY        Director              July 9, 1998
J. L. Downey

E.   C. FALLA         Director              July 9, 1998
E. C. Falla

B.   H. FRANKLIN      Director              July 9, 1998
B. H. Franklin

A.   D. GILMOUR       Director              July 9, 1998
A. D. Gilmour

G.   M. LYNCH         Vice President        July 9, 1998
G. M. Lynch           and Controller

M.   D. PARKER        Director and          July 9, 1998
M. D. Parker          Executive Vice
                      President

F.   P. POPOFF        Director and          July 9, 1998
F. P. Popoff          Chairman of
                      the Board

J.   P. REINHARD      Director, Executive   July 9, 1998
J. P. Reinhard        Vice President and
                      Chief Financial
                      Officer

H.   T. SHAPIRO       Director              July 9, 1998
H. T. Shapiro

W.   S. STAVROPOULOS  Director, President   July 9, 1998
W. S. Stavropoulos    and Chief Executive
                      Officer

P.   G. STERN         Director              July 9, 1998
P. G. Stern